Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-137325, 333-104835, 333-104458, 333-88382, 333-35318, 333-35208, 333-86113, 333-09721, 333-01649, 333-01651, and 033-60259 on Form S-8 of our reports dated February 23, 2009, relating to the consolidated financial statements of West Coast Bancorp, and the effectiveness of West Coast Bancorp’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of West Coast Bancorp for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
February 23, 2009